                                                                  EXHIBIT E.1.C.

                             DISTRIBUTION AGREEMENT

          Agreement dated as of October 21, 2002, by and between FPA FUNDS TRUST, a Delaware business trust (hereinafter referred to as the "Fund"), and FPA FUND DISTRIBUTORS, INC., a California corporation (hereinafter referred to as the "Distributor").

                              W I T N E S S E T H :

          WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), as an open-end investment company, consisting of FPA Crescent Fund, a series portfolio ("Portfolio"), and it is a part of the business of the Fund, and affirmatively in the interest of the Fund, to offer shares of the Portfolio for sale, either continuously, or from time to time, by means of such arrangements as are determined by its Board of Trustees to be appropriate; and

          WHEREAS, the Distributor proposes to engage in the business of promoting the distribution of shares of investment companies through securities broker-dealers, and has the ability to create appropriate and effective sales literature, advertising, and other sales promotional aids; and

          WHEREAS, the Fund and the Distributor wish to enter into an Agreement with each other to promote the growth of the Portfolio and facilitate the distribution of its shares;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the Fund and the Distributor agree as follows:

          1. DISTRIBUTOR IS EXCLUSIVE AGENT OF PORTFOLIO. The Fund hereby appoints the Distributor as the agent of the Fund exclusively authorized to act as the principal underwriter and distributor of the Institutional Class Shares of Common Stock of the Portfolio (sometimes herein referred to as "shares") during the term of this Agreement. The Distributor agrees to accept such appointment, and to act as the agent of the Fund in accordance with the terms of this Agreement, as the principal underwriter and exclusive distributor of the shares of the Portfolio.

          2. TERM OF AGREEMENT. This Agreement shall have an initial term of two years from the date hereof. It may be continued in effect thereafter by mutual consent, provided that such continuance shall be specifically approved at least annually by (i) the Board of Trustees of the Fund, or by a vote of the majority (as defined in the Investment Company Act) of the outstanding voting securities of the Portfolio, and (ii) by a majority of the Trustees who are not parties to this Agreement or interested persons (as defined in the Investment Company Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

          3.   DUTIES OF THE FUND.

               (a) The Fund agrees that it will use its best efforts to keep authorized and registered under the Securities Act of 1933, but unissued, sufficient shares of the Portfolio to meet the reasonable requirements of the Distributor. The Fund further agrees to use its best efforts to prepare, file and keep effective registration statements, prospectuses, and qualifications covering sufficient shares of the Portfolio to meet the Distributor's reasonable requirements in all jurisdictions approved by the Fund and the Distributor in which shares of the Portfolio may lawfully be sold.

               (b) The Fund will not arbitrarily or without reasonable cause refuse to accept or confirm orders for the purchase of shares of the Portfolio obtained by the Distributor as agent of the Fund and submitted by the Distributor to the Fund (or to another agent of the Fund designated by the Fund to receive and/or act upon such orders). In all proper cases, the Fund (or its agent) will confirm orders upon their receipt either through the Distributor as agent for the Fund or through another agent of the Fund authorized to deliver proper confirmations. The Fund (or its agent) will make appropriate book entries and/or will deliver certificates for such shares to the Distributor or to the designated record owner upon receipt by the Fund (or by its agent) of payment therefore in cash (or cash equivalent) together with receipt of proper registry or transfer instructions. The Distributor agrees to cause such payment and such instructions to be delivered promptly to the Fund (or to the agent or agents of the Fund designated by it in writing as authorized to receive such payment and/or such instructions).

               (c) The Fund will not during the term of this Agreement offer any of the Portfolio's shares for sale directly or through any person (as defined in Sections 2(a)(28) and 2(a)(8) of the Investment Company Act) other than the Distributor, excepting shares sold or issued at net asset value without sales charge in accordance with applicable provisions of the Investment Company Act. Provided, however, that in the event the Distributor should be unable to continue to distribute shares of the Portfolio for reasons that do not apply to the sale of shares of the Portfolio by any other person, the Fund may at its option make arrangements for the offer and sale of shares of the Portfolio within the jurisdiction or jurisdictions in which distribution and sale thereof by the Distributor has been prevented, except that if the Distributor shall have removed all material obstacles to resuming the offer and sale within said jurisdictions within 90 days from its first restraint or inability, then the right of the Fund to distribute through instrumentalities other than the Distributor shall be extinguished, subject only to the provisions of paragraph 2 hereof. The Fund further agrees that the Distributor may act as principal underwriter and distributor for the shares of other investment companies registered under the Investment Company Act.

               (d) The compensation and expenses of the transfer agent acting for the Fund and acting as plan agent under the Fund's Investor Service Plans shall be borne by the Fund.

          4.   DUTIES OF THE DISTRIBUTOR.

               (a) The Distributor shall exercise its best efforts lawfully and properly to promote the sale of shares of the Fund by broker-dealers that are members in good standing of the National Association of Securities Dealers, Inc. ("NASD").

               (b) The Distributor is, and shall do all things necessary to continue to be, a broker-dealer in securities registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, a member in good standing of the NASD, and a licensed broker-dealer in the jurisdictions in which its activities require it to be so licensed.

               (c) The Distributor shall enter into Selling Group Agreements with broker-dealer members of the NASD selected by the Distributor, authorizing such broker-dealers to offer and sell shares of the Portfolio to the public upon the terms and conditions set forth therein, which shall not be inconsistent with the provisions of this Agreement. The Distributor shall continue each such Selling Group Agreement in effect, or terminate it, upon its sole discretion. Such Selling Group Agreements shall provide that the selected dealer shall act as principal and not as an agent of the Fund.

               (d) Upon the Distributor's receipt from broker-dealers that have entered into Selling Group Agreements with it of unconditional orders for the purchase of shares of the Portfolio, the Distributor will transmit such orders to the Fund (or to another agent of the Fund authorized by it in writing to receive such orders). In so doing, the Distributor will act solely as the agent of the Fund.

               (e) The Distributor agrees that it will not directly or indirectly withhold orders for the purchase of shares of the Portfolio or purchase shares of the Portfolio in anticipation of orders, and further agrees that in all its Selling Group Agreements with broker-dealers the Distributor will require a similar contractual undertaking of the broker-dealer. The Distributor agrees to pay the Fund, on a monthly basis, the amount of any net dilution resulting from the cancellation or reversal of a confirmed purchase or repurchase order for shares of the Portfolio resulting from the failure of a Selling Group member to settle the trade. All gains and losses realized each month from such "fails" shall be netted, and any net gain for a month shall be carried forward to offset any net losses for any subsequent month in the same fiscal year of the Fund.

               (f) The Distributor will print and distribute copies of the Portfolio's prospectuses as from time to time in effect under the Securities Act of 1933, as amended, and will prepare, print and distribute all advertising and sales literature relating to the Portfolio. The Distributor will not publicly distribute supplemental literature or advertising except such as shall be lawful under state and federal securities laws and regulations. The Distributor agrees to file with the Securities and Exchange Commission and/or the NASD, and with such other regulatory authorities as may be required, copies of any advertisements, pamphlet, circular, form letter, or other sales literature relating to the Portfolio or its shares, addressed to or intended for distribution to prospective investors, within the time required by such regulatory authorities. The Distributor will furnish to the Fund at its principal office a copy of all such material prior to its use, and will not use any such material to which the Fund reasonably and promptly objects.

               (g) The Distributor shall maintain or retain a dealer service organization suitable to the promotion of the sale of shares of the Portfolio by the broker-dealers that have entered into Selling Group Agreements with the Distributor.

               (h) Except with respect to sales and repurchases of shares of the Portfolio, the Distributor shall act as principal in all matters relating to promotion of the growth of the Portfolio and shall enter into all of its engagements, agreements, and contracts as principal on its own account.

               (i) The Distributor shall act in the performance of its duties hereunder in a manner that effects compliance with the current prospectus of the Portfolio from time to time in effect under the Securities Act of 1933, the Declaration of Trust and the By-Laws of the Fund, and with applicable laws and regulations of the United States and of the individual states within which the Distributor or the Fund may do business, or in which shares of the Portfolio are offered for sale, and will conduct its affairs with relation to the Fund, broker-dealers, and investors in accordance with the rules and regulations of the NASD.

          5. PUBLIC OFFERING PRICE OF THE PORTFOLIO'S SHARES TO BE MAINTAINED. Except as provided in paragraph 3(c) of this Agreement, the shares of the Portfolio shall be offered and sold only at the public offering price thereof described in the current prospectus of the Portfolio and shall be composed of the current net asset value per share furnished to the Distributor by the Portfolio at least once on each day on which the New York Stock Exchange is open for trading.

          6. DISTRIBUTOR'S COMPENSATION. The Distributor will receive no compensation for its services hereunder.

          7.   INDEMNIFICATION.

               (a) The Fund shall indemnify and hold harmless the Distributor and each person, if any, who controls the Distributor against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any person acquiring any shares of the Portfolio, which may be based upon the Securities Act, or on any other statute or at common law, on the ground that the registration statement or related prospectus, as from time to time amended and supplemented, or an annual or interim report to shareholders of the Portfolio, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund in connection therewith by or on behalf of the Distributor; provided, however, that in no case
(i) is the indemnity of the Fund in favor of the Distributor and any such controlling persons to be deemed to protect such Distributor or any such controlling persons thereof against any liability to the Fund or security holders of the Portfolio to which the Distributor or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of the reckless disregard of their obligations and duties under this Agreement; nor (ii) is the Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any such controlling persons, unless the Distributor or such controlling persons, as the case may be, shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor or such controlling persons (or after the Distributor or such controlling persons shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Fund will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Distributor or such controlling person or persons, defendant or defendants in the suit. In the event the Fund elects to assume the defense of any such suit and retain such counsel, the Distributor or such controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Fund does not elect to assume the defense of any such suit, it will reimburse the Distributor or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Fund shall promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of any of the shares of the Portfolio.

               (b) The Distributor shall indemnify and hold harmless the Fund and each of its trustees and officers and each person, if any, who controls the Fund against any loss, liability, claim, damage or expense described in the foregoing indemnity contained in Section 7(a) hereof, but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to the Fund in writing by or on behalf of the Distributor for use in connection with the Registration Statement or related prospectus and statement of additional information, as from time to time amended, or the annual or interim reports to shareholders. In case any action shall be brought against the Fund or any person so indemnified, in respect of which indemnity may be sought against the Distributor, the Distributor shall have the rights and duties given to the Fund, and the Fund and each person so indemnified shall have the rights and duties given to the Distributor by the provisions of Section 7(a) hereof.

          8.   OTHER PROVISIONS.

               (a) The Distributor may, but is not obligated to, act as agent for the Fund without commission on repurchases of shares of the Portfolio.

               (b) This Agreement shall not be construed as authorizing any dealer or other person to act as agent either of the Fund or of the Distributor.

               (c) The books and records of the Distributor, insofar as they relate to sales of shares of the Fund shall be open to inspection during business hours by the officers and authorized representatives of the Fund, and the books and records of the Fund relating to the determination of the offering price of shares of the Portfolio shall be open to inspection during business hours by the officers and authorized representatives of the Distributor.

               (d) This Agreement may be terminated at any time without payment of any penalty by the Board of Trustees of the Fund or by the vote of a majority of the outstanding voting securities of the Portfolio on 60 days' written notice to the Distributor, or by the Distributor on like notice to the Fund. In the absence of the issuance of an Order by the Securities and Exchange Commission providing an exemption from the provisions of Section 15(b) of the Investment Company Act, this Agreement shall automatically terminate in the event of its assignment (as defined in the Investment Company Act) by the Distributor.

          9. LIMITATIONS OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS. Notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Fund.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers duly authorized and their corporate seal to be affixed as of the day and year first above written.

                                         FPA FUNDS TRUST


(Seal)
                                         By   /s/ Steven T. Romick
                                           ---------------------------------
                                           Steven T. Romick, President


                                         FPA FUND DISTRIBUTORS, INC.


(Seal)
                                         By   /s/ J. Richard Atwood
                                           ---------------------------------
                                           J. Richard Atwood, President